                              ACQUISITION AGREEMENT

         This Agreement is made this 27th day of November 1999 by and among Whittman-Hart, Inc., a Delaware corporation ("WHI"), and the undersigned shareholders (the "Shareholders") of Fulcrum Solutions, Inc., a Delaware corporation ("Fulcrum").

                                   BACKGROUND
         The Shareholders own the number of shares of Class B Common Stock of Fulcrum set forth after their respective names on Exhibit A hereto (the "Shares");

         WHI desires to acquire, and the Shareholders desire to sell, all of the Shares owned by the Shareholders

         NOW, THEREFORE, in consideration of the premises and promises made herein, the parties agree as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS

         "CLOSING" has the meaning set forth in SECTION 2.1 below.

         "CLOSING DATE" has the meaning set forth in SECTION 2.1 below.

                                   ARTICLE II

                         ACQUISITION OF SHARES; CLOSING

         2.1 THE CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place not later than 31 December 1999 (the "Closing Date").

         2.2 ACQUISITION OF SHARES. Each of the Shareholders hereby sell his Shares, and WHI hereby purchases such Shares, for the total consideration of US $565,462 to be paid to the Shareholders pro rata to their holding of Shares such consideration to be apportioned between cash and WHI Shares by agreement between WHI and the Shareholders on or before the Closing Date. The Shareholders shall receive such part of the consideration to be satisfied in cash on the Closing Date, less all amounts owing by the Shareholder to Fulcrum on account of the unpaid purchase price for the Shares and less mandatory withholding on account of this transaction (the acceleration of vesting of their Shares). In the event that the consideration is satisfied by the issue of WHI Shares, then the number of such shares shall be calculated by using the price of US $42.245 per WHI Share. The Shareholders shall deliver to WHI all share certificates for their shares of Fulcrum, endorsed for transfer or with duly endorsed stock powers, at the closing, and WHI shall deliver certificates for the WHI shares described on Exhibit A as soon as practicable after the Closing Date.

                                   ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS

         Each Shareholder severally represents and warrants to WHI that such Shareholder has full record and beneficial title to his Shares as set forth on Exhibit A, free of all liens, claims and encumbrances, except for pledge of Shares to Fulcrum to be satisfied by setoff of such Shareholder's liability for the Shares.

                                   ARTICLE IV

                      REPRESENTATIONS AND WARRANTIES OF WHI

         WHI represents and warrants to the Shareholders that the (i) purchase of the Shares has been duly authorized and that this Agreement is the valid and binding agreement of WHI and (ii) the shares of WHI's Common Stock issuable under this Agreement have been duly authorized and when issued in accordance with this Agreement shall be validly issued, fully paid and nonassessable and are free and clear of any liens arising from WHI.

                                    ARTICLE V

                             SECURITIES LAW MATTERS

         The parties agree as follows with respect to the sale or other disposition after Closing Date of WHI Shares:

         5.1 DISPOSITION OF SHARES. Each Shareholder acknowledges that the WHI Shares issued to him have been issued without registration based upon an exemption under Section 4(2) of the Securities Act. Each Shareholder agrees that he will not sell, transfer or otherwise dispose of any WHI Shares issued to him, except pursuant to (i) an exemption from the registration requirements under the Securities Act, in which case, each such Shareholder shall first supply to WHI an opinion of counsel (which counsel and opinions shall be reasonably satisfactory to WHI) that such exemption is available, or
(ii) an effective registration statement filed by WHI with the Securities Exchange Commission under the Securities Act.

         5.2 LEGENDS. The certificates representing WHI Shares shall bear the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE ACT, AND IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS OF ANY STATE WITH

RESPECT THERETO, OR IN ACCORDANCE WITH AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

WHI may, unless a registration statement is in effect covering such shares, place stop transfer orders with its transfer agents with respect to such certificates to the extent required by federal securities laws.

         5.3 OBTAINING OF GOVERNMENTAL APPROVALS AND STOCK EXCHANGE LISTINGS. WHI will (a) use make available adequate current public information with respect to WHI as is required pursuant to Rule 144(c) in connection with the sale and transfer by the Shareholders under Rule 144 promulgated under the Securities Act of 1993, as amended ("Rule 144") during the two year period after the Closing Date, (b) direct the transfer agent of WHI's common stock to remove the restrictive legend provided for in SECTION 5.2 and to deliver certificates without a legend to a purchaser of WHI Shares from any Shareholder in connection with a sale under Rule 144, and (c) cause such shares of WHI common stock to be received by such purchaser to be listed on the Nasdaq Stock Market.

                                   ARTICLE VII

                               REGISTRATION RIGHTS

         7.1 REGISTRATION RIGHTS FOR WHI; FILING OF REGISTRATION STATEMENT. The Shareholders shall obtain the benefit of the registration rights being provided to the Vendors of Fulcrum Solutions, Limited via the Merger Agreement with WHI dated the date hereof, set forth as an Exhibit hereto.

         7.2 AMENDMENTS AND SUPPLEMENTS; RESTRICTIONS ON USE. WHI shall be entitled to delay the filing of such amendments and supplements to the Registration Statement and the use of the prospectus if WHI determines that such filing or use would impede, delay, or interfere with any significant financing, acquisition, or other transaction involving WHI, or require disclosure of material information which WHI has a bona fide business purpose for preserving as confidential. WHI shall also advise the Shareholders promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use its reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued. Following the lifting of such suspension, WHI shall promptly file such documents or take such other action as shall be required to make the prospectus current.

                                  ARTICLE VIII

                                  MISCELLANEOUS

         8.1 SURVIVAL. All representations, warranties, covenants and agreements contained in this Agreement or in any document delivered pursuant hereto shall be deemed to be material and to have been relied upon by the parties hereto. All covenants and agreements shall survive the Closing and shall be fully effective and enforceable until the covenant or agreement has been fully performed. All representations and warranties shall survive the Closing.

         8.2 PRESS RELEASES AND ANNOUNCEMENTS. During the period beginning upon full execution of this Agreement and ending upon the earlier of (i) Closing or (ii) termination of this Agreement, no Party shall issue any press release, public announcement or public disclosure relating to the subject matter of this Agreement without the prior written approval of the other parties; provided, however, that the foregoing shall not prohibit disclosure to a party's attorneys, accountants, lenders or financial advisors (who shall be bound by this provision), nor shall the foregoing prohibit WHI from making any public disclosure it believes in good faith is required by law. After Closing, WHI shall be entitled to make the first public disclosure regarding the subject matter of this Agreement and WHI's consent shall be required prior to any public disclosures made by the Shareholders.

         8.3 NO THIRD-PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any person other than the parties and their respective successors and permitted assigns.

         8.4 ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements or representations by or among the parties, written or oral, that may have related in any way to the subject matter hereof.

         8.5 SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective heirs, successors and permitted assigns. Other than WHI, no Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other parties; provided that in the event of an assignment by WHI, the assignor shall remain liable for all of the obligations hereunder transferred to the Assignee. In no event shall any assignment of this Agreement be made by WHI prior to Closing to a party other than an Affiliate of WHI.

         8.6 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Any reference herein to an agreement or contract shall be deemed to refer also to the other (such terms being interchangeable) and shall include commitments and understandings, whether written or oral, including all amendments thereto.

         8.7 HEADINGS; MEANING. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. The term "including" shall be interpreted to mean "including without limitation."

         8.8 NOTICES. All notices, requests, demands, claims and other communications hereunder must be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or on the date three business days after dispatch by certified or registered mail, return receipt requested, if mailed, in each case delivered, sent or mailed to such party, postage prepaid, and addressed to the intended recipient as set forth below:

If to the Shareholders: To the address set forth in Exhibit A.

If to WHI:

Whittman-Hart, Inc.
311 South Wacker Drive
Suite 3500
Chicago, IL 60606-6618
Attention:  Edward V. Szofer, President
Fax No.:  (312) 913-3050

Copies to:

Whittman-Hart, Inc.                         Neal J. White, P.C.
311 South Wacker Drive                      McDermott, Will & Emery
Chicago, Illinois  60606-6618               227 West Monroe Street
Attention:  David Shelow, Esq.                    Chicago, Illinois  60606
Fax No.:  (312) 913-6650                    Fax No.:  (312) 984-3669

Any Party may give any notice, request, demand, claim or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended. Any Party may change its address by giving the other parties notice in the manner herein set forth.

         9.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of Illinois.

         9.10 AMENDMENTS AND WAIVERS. The parties may mutually amend any provision of this Agreement at any time prior to the Closing Date. No amendment or waiver of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the appropriate parties. No waiver by any Party of any misrepresentation or breach of warranty, covenant or agreement hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent misrepresentation or breach of warranty, covenant or agreement hereunder.

         9.11 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

         9.12 EXPENSES. Each party shall bear its own costs concerning this Agreement.

         9.13 INCORPORATION OF EXHIBIT. The Exhibit identified in this Agreement is incorporated herein by reference and made a part hereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                             WHITTMAN-HART, INC.

                             By: /s/ Edward V. Szofer
                                ---------------------

                             By:
                                ---------------------

                             DIDIER STEVEN
                             by his attorney

                             /s/ David Kilpatrick
                             --------------------


                             RICHARD SCHWARTZ
                             by his attorney

                             /s/ David Kilpatrick
                             --------------------


                             TOM DESHAN
                             by his attorney

                             /s/ David Kilpatrick
                             --------------------


                             MIKE KATZ
                             by his attorney

                             /s/ David Kilpatrick
                             --------------------


                             MIKE ZETO
                             by his attorney

                             /s/ David Kilpatrick
                             --------------------


                             SAM STREVENS
                             by his attorney

                             /s/ David Kilpatrick
                             --------------------


                             SCOTT THON
                             by his attorney

                             /s/ David Kilpatrick
                             --------------------

                                    EXHIBIT A

                     SHAREHOLDER OWNERSHIP AND CONSIDERATION


SHAREHOLDER                  FULCRUM SHARES              Consideration (US$)
                             OWNED
Didier Steven                5,000 B Common Stock
102 E 30 Apt 5
NY 10016
USA

Richard Schwartz             1,000 B Common Stock
69 Jessup Road
Warwick
NY 10990
USA

Tom Deshan                   2,500 B Common Stock
251 Forest Ave
Glen Ridge
NJ 07028
USA

Mike Katz                    2,000 B Common Stock
205 Hudson Street
Apartment 401
Hoboken
NJ 07030
USA



SHAREHOLDER                  FULCRUM SHARES              Consideration
                             OWNED                       (US$)
Mike Zeto                    500 B Common Stock
39 Dogwood Lane
New Providence
NJ 07974
USA

Sam Strevens                 1,500 B Common Stock
508 West End Avenue
Apt 5B
New York
NY 10024
USA

Scott Thon                   10,000 B Common Stock
28 Beach Flint Way
Victor
NY 14564
USA

                      SUPPLEMENT TO ACQUISITION AGREEMENT

         This Supplemental Agreement is made this 30th day of December 1999 by and among Whittman-Hart, Inc., a Delaware corporation ("WHI"), and the undersigned shareholders (the "Shareholders") of Fulcrum Solutions, Inc., a Delaware corporation ("Fulcrum").

                                  BACKGROUND

         The parties executed an Acquisition Agreement dated November 27, 1999 ("Agreement") pursuant to which the Shareholders agreed to sell and WHI agreed to purchase the number of shares of Class B Common Stock of Fulcrum set forth after their respective names on Exhibit A hereto (the "Shares"), for a total consideration of US $565,462 to be paid to the Shareholders pro rata to their holding of Shares such consideration to be apportioned between cash and WHI Shares by agreement between WHI and the Shareholders on or before the Closing Date.

         WHEREAS, the parties desire document that apportionment agreement;

         NOW, THEREFORE, in consideration of the premises and promises made herein, the parties agree as follows:

         1. APPORTIONMENT AGREEMENT. It is agreed that the apportionment of the purchase price is as set forth on Exhibit A. The Shareholders shall receive such part of the consideration to be satisfied in cash on the Closing Date, less all amounts owing by the Shareholder to Fulcrum on account of the unpaid purchase price for the Shares and less mandatory withholding on account of this transaction (the acceleration of vesting of their Shares). Pursuant to the Agreement, the number of such shares has been calculated by using the price of US $42.245 per WHI Share. On the date hereof, the Shareholders are delivering to WHI all share certificates for their shares of Fulcrum, endorsed for transfer or with duly endorsed stock powers. As soon as practicable, WHI shall deliver certificates for the WHI shares described on Exhibit A.

         IN WITNESS WHEREOF, the parties hereto have executed this Supplemental Agreement as of the date first above written.

                              WHITTMAN-HART, INC.

                              By: /s/ Edward V. Szofer
                                 ---------------------
continuation of signature page to Supplemental Agreement

                              DIDIER STEVEN
                              by his attorney

                             /s/ David Kilpatrick
                              --------------------


                              RICHARD SCHWARTZ
                              by his attorney

                             /s/ David Kilpatrick
                              --------------------


                              TOM DESHAN
                              by his attorney

                             /s/ David Kilpatrick
                              --------------------


                              MIKE KATZ
                              by his attorney

                             /s/ David Kilpatrick
                              --------------------


                              MIKE ZETO
                              by his attorney

                             /s/ David Kilpatrick
                              --------------------


                              SAM STREVENS
                              by his attorney

                             /s/ David Kilpatrick
                              --------------------


                              SCOTT THON
                              by his attorney

                             /s/ David Kilpatrick
                              --------------------

Exhibit A - see Excel spread sheet attached.